Exhibit 5.1







                        [Battle Fowler LLP letterhead]





                                October 4, 1996



Universal Stainless & Alloy Products, Inc.
600 Mayer Street
Bridgeville, PA  15017


                  Re:  Universal Stainless & Alloy Products, Inc.
                       Registration Statement on Form S-8 Filed in
                       Connection with the 1994 Stock Incentive Plan


Ladies and Gentlemen:

          We have acted as counsel for Universal Stainless & Alloy Products, Inc., a Delaware corporation (the "Company"), in connection with the preparation and filing of a registration statement on Form S-8 (the "S-8 Registration Statement"), pursuant to which the Company proposes to offer and sell up to 220,000 shares ("Employee Shares") of its common stock, par value $0.001 per share (the "Common Stock"). You have requested that we furnish our opinion as to the matters hereinafter set forth.

          In this connection we have examined the following documents:

          1. A copy of the Amended and Restated Certificate of Incorporation of the Company, as certified by the Secretary of State of the State of Delaware on September 3, 1996;

          2. The By-Laws of the Company, as certified by the Secretary of the Company;

          3. The minute books of the Company, including (a) the resolutions of the Board of Directors of the Company (the "Board"), dated March 20, 1996, approving the adoption of certain amendments to the Company's 1994 Stock Incentive Plan (the "Plan"), (b) the resolutions of the Board, dated September 25, 1996,

C/M:  11834.0000 403513.2

Universal Stainless & Alloy Products, Inc.                      October 4, 1996



               (i) reserving the Employee Shares for future issuance pursuant to the Plan and (ii) authorizing, among other things, the issuance of the Employee Shares pursuant to the Plan and the filing of the S-8 Registration Statement;

          4.   The Plan;

          5.   The S-8 Registration Statement; and

          6. Certificates or telegrams of public officials as to matters set forth therein and certificates of representatives of the Company as to matters set forth therein.

          In rendering this opinion, we have assumed the capacity to sign and the genuineness of all signatures of all persons executing agreements, instruments or documents examined or relied upon by us, the authenticity of all agreements, instruments or documents submitted to us as originals and the conformity with the original agreements, instruments or documents of all agreements, instruments or documents submitted to us as copies.

          With respect to matters of fact, we have relied upon the written statements and certificates of officers of the Company and certificates of public officials. We have not independently verified the accuracy of the matters set forth in the written statements or certificates upon which we have relied, including the organization, existence, good standing, assets, business or affairs of the Company, nor have we undertaken any lien, intellectual property, suit or judgment searches or searches of court dockets in any jurisdiction.

          We are not admitted to the practice of law in any jurisdiction but the State of New York, and we do not express any opinion as to the laws of other states or jurisdictions other than the federal law of the United States and the General Corporation Law of the State of Delaware. No opinion is expressed as to the effect that the law of any other jurisdiction may have upon the subject matter of the opinion expressed herein under conflicts of law principles, rules and regulations or otherwise.

          Except for the opinions set forth in the immediately following paragraph, we express no opinions and no opinions should be implied.


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Universal Stainless & Alloy Products, Inc.                      October 4, 1996


          Based upon and subject to the foregoing, we are of the opinion that the Employee Shares have been duly authorized for issuance pursuant to the Plan and, when issued and delivered against payment therefor and otherwise in the manner described in the Plan and in the resolutions of the Board authorizing the same, will be validly issued, fully paid and nonassessable.

          We hereby consent to the filing of this opinion as an exhibit to the S-8 Registration Statement and to the use of the name of our firm therein. In giving this consent, we do not admit that we are within the category of persons whose consent is required by Section 7 of the Securities Act of 1933, as amended.

                                              Very truly yours,


                                              /s/ Battle Fowler LLP


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